Fourth Quarter 2013 Earnings Conference Call

February 25, 2014

NASDAQ: EPIQ
www.epiqsystems.com

Forward Looking and Cautionary Statements

epiq SYSTEMS

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include, but are not limited to, any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products or services; the future growth of our segments; our ability to consummate acquisitions and successfully integrate them into our operations; future capital expenditures; effects of current or future economic conditions or performance; and industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations which may not prove to be accurate. Forward-looking statements may be identified by terms such as “believe,” “expect,” “anticipate,” “should,” “planned,” “may,” “estimated,” "goal," "objective," ”seeks,” and “potential” and variations of these words and similar expressions or negatives of these words. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our clients’ deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (4) overall strength and stability of general economic conditions, both in the United States and in the global markets, (5) failure to keep pace with technological changes and significant changes in the competitive environment, (6) risks associated with the handling of confidential data and compliance with information privacy laws, (7) changes in or the effects of pricing structures and arrangements, (8) risks associated with the integration of acquisitions into our existing business operations, (9) risks associated with indebtedness, (10) risks associated with foreign currency fluctuations, (11) risks associated with developing and providing software and internet-based technology solutions to our clients, (12) risks associated with cyber attacks, interruptions or delays in services at data centers, (13) risks of errors or failures of software or services, (14) risks associated with our international operations, (15) risks of litigation against us or failure to protect our intellectual property, (16) any material non-cash write-downs based on impairment of our goodwill, and (17) other risks detailed from time to time in our SEC filings, including our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

Use of non-GAAP Measures

This presentation includes the following non-GAAP financial measures: (i) non-GAAP net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition and related expense, one-time technology expense, loan fee amortization, litigation expense, timing of recognition of expense, reorganization expense, and the effect of tax adjustments that are outside of Epiq Systems' anticipated effective tax rate, all net of tax), (ii) non-GAAP net income per share, calculated as non-GAAP net income on a fully diluted per share basis, and (iii) non-GAAP adjusted EBITDA (net income adjusted for depreciation, amortization, share-based compensation, acquisition and related expense, one-time technology expense, net expense related to financing, litigation expense, timing of recognition of expense, reorganization expense, and provision for income taxes). Income taxes typically represent a complex element of a company's income statement and effective tax rates can vary widely between different periods. Epiq Systems uses an approximate statutory tax rate of 40% to reflect income tax effects in the presentation of its non-GAAP net income and non-GAAP net income per share. Utilization of an approximate statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance of the company across historical periods.

Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its shareholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

2013 Highlights

- Record 2013 operating revenue of $284.9 million for the Technology (eDiscovery) segment represented organic growth of 45% compared to 2012 and reflected the continued strength of Epiq's global leadership position in the eDiscovery market.

- Epiq acquired 1,768,296 shares in 2013 under its share repurchase program at an average price of $12.94 per share. Effective January 1, 2014, the Board of Directors approved a new share repurchase program authorizing up to $35 million in share repurchases. The new authorization replaced the plan that expired December 31, 2013.

- Epiq's Board of Directors declared quarterly cash dividends during the year totaling 36.0 cents per share of outstanding common stock.

- Epiq closed a new $400 million senior secured credit facility which includes a $100 million revolver due August 2018 and a $300 million term loan with a maturity of August 2020. The new facility was used to refinance existing indebtedness and provides greater capital flexibility in support of strategic growth.

Financial Results

(In thousands, except per share data)	Q4 2013	Q4 2012	2013	2012
Operating Revenue	$120,969	$88,221	$438,690	$344,750
Net Income	$96	$3,965	$11,110	$22,427
Non-GAAP Net Income (1)	$9,096	$9,309	$35,671	$35,104
Non-GAAP Adjusted EBITDA (2)	$27,072	$23,685	$99,310	$92,333
Non-GAAP Net Income Per Share - Diluted (3)	$0.26	$0.26	$0.98	$0.96

(1) Refer to page 10 for reconciliation.

(2) Refer to page 11 for reconciliation.

(3) Refer to page 12 for calculation.

Selected Balance Sheet Data

epiQ SYSTEMS

(In thousands)	Dec 31, 2013	Dec 31, 2012
Cash and Cash Equivalents	$40,336	$3,808
Trade Accounts Receivable, Net	$145,134	$103,415
Property and Equipment, Net	$72,118	$44,552
Goodwill	$404,302	$404,211
Other Intangibles, Net	$41,117	$59,951
Indebtedness	$312,457	$212,439
Equity	$326,014	$343,370

Cash from Operating Activities

(In thousands)	2013	2012
Net Income	$11,110	$22,427
Non-cash Adjustments to Net Income		
Depreciation and Amortization	$49,805	$53,987
Other, Net	$9,582	($3,223)
Changes in Operating Assets and Liabilities, Net		
Trade Accounts Receivable	($43,392)	($17,123)
Other, Net	$5,493	$17,667
Net Cash Provided by Operating Activities	$32,598	$73,735

Operating Revenue

epiQ SYSTEMS


Q4 2013
30%
70%
Q4 2012
38%
62%
2013
35%
65%
2012
43%
57%
Technology
Bankruptcy and Settlement Administration

(In thousands)	Q4 2013	Q4 2012	2013	2012
Technology	$84,392	$54,504	$284,929	$196,959
Bankruptcy	$19,506	$21,322	$79,723	$88,265
Settlement Administration	$17,071	$12,395	$74,038	$59,526
Total Bankruptcy and Settlement Administration	$36,577	$33,717	$153,761	$147,791
Total Operating Revenue	$120,969	$88,221	$438,690	$344,750

Non-GAAP Adjusted EBITDA


Q4 2013
33%
67%
Q4 2012
36%
64%
2013
35%
65%
2012
42%
58%
Technology
Bankruptcy and Settlement Administration

(In millions)	Technology		Bankruptcy and Settlement Administration	
	Operating Revenue	Non-GAAP Adj EBITDA	Operating Revenue	Non-GAAP Adj EBITDA
Q4 2013	$84.4	$25.6	$36.6	$12.8
Q4 2012	$54.5	$20.1	$33.7	$11.3
2013	$284.9	$89.3	$153.8	$49.1
2012	$197.0	$73.5	$147.8	$52.2

Non-GAAP Net Income

Reconciliation

(In thousands, except per share data)	Q4 2013	Q4 2012	2013	2012
Net Income	$96	$3,965	$11,110	$22,427
Plus (net of tax [1]):				
Amortization of Acquisition Intangibles	$2,622	$3,758	$11,300	$15,953
Share-based Compensation	$2,587	$951	$6,005	$4,031
Acquisition and Related Expense [2]	$2,101	$525	$1,784	($8,168)
One-time Technology Expense [3]	$1,345	$323	$2,326	$323
Loan Fee Amortization	$218	$114	$1,173	$454
Litigation Expense [4]	$142	$485	$1,200	$1,088
Timing of Recognition of Expense [5]	($514)	$180	$851	$180
Reorganization Expense [6]	$280	-	$769	-
Effective Tax Rate Adjustment [7]	$219	($992)	($847)	($1,184)
Non-GAAP Net Income	$9,096	$9,309	$35,671	$35,104
Non-GAAP Net Income Per Share - Diluted	$0.26	$0.26	$0.98	$0.96

(1) Individual adjustments are calculated using a tax rate of 40%.
(2) Acquisition and related expense includes one-time costs associated with acquisitions.
(3) One-time technology related costs associated with security and consolidation of data centers from acquisitions.
(4) Litigation expense related to large one-time matters.
(5) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters. The adjustments are expected to net to zero when fully reported.
(6) Expenses include one-time costs for personnel reorganization related primarily to acquisitions and sizing the bankruptcy organization for the current bankruptcy cycle.
(7) The effective tax rate adjustment reflects a non-GAAP provision for income taxes at an approximate statutory tax rate of 40%.

Non-GAAP Adjusted EBITDA

Reconciliation

(In thousands)	Q4 2013	Q4 2012	2013	2012
Net Income	$96	$3,965	$11,110	$22,427
Plus:				
Depreciation and Amortization	$12,760	$13,656	$49,805	$53,987
Share-based Compensation	$4,312	$1,584	$10,008	$6,718
Acquisition and Related Expense (1)	$3,440	$616	$2,746	($13,871)
One-time Technology Expense (2)	$2,242	$354	$3,877	$354
Expenses Related to Financing, Net (3)	$4,184	$1,868	$12,018	$8,083
Litigation Expense (4)	-	$351	$1,052	$1,356
Timing of Recognition of Expense (5)	($857)	$300	$1,418	$300
Reorganization Expense (6)	$466	-	$1,281	-
Provision for Income Taxes	$429	$991	$5,995	$12,979
Non-GAAP Adjusted EBITDA	$27,072	$23,685	$99,310	$92,333

(1) Acquisition and related expense includes one-time costs associated with acquisitions.
(2) One-time technology related costs associated with security and consolidation of data centers from acquisitions.
(3) Expense related to financing is net of interest income and excludes the accretion of a discount for acquisition-related obligations.
(4) Litigation expense related to large one-time matters.
(5) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters. The adjustments are expected to net to zero when fully reported.
(6) Expense includes one-time costs for personnel reorganization related primarily to acquisitions and sizing the bankruptcy organization for the current bankruptcy cycle.

Net Income Per Share Calculation

epiq SYSTEMS

(In thousands, except per share data)	Q4 2013	Q4 2012	2013	2012
Net Income	$96	$3,965	$11,110	$22,427
Amounts re-allocated to nonvested shares	($1)	($47)	($113)	($268)
Net Income Adjusted For Diluted Calculation	$95	$3,918	$10,997	$22,159
Non-GAAP Net Income	$9,096	$9,309	$35,671	$35,104
Amounts re-allocated to nonvested shares	($1)	($47)	($113)	($268)
Non-GAAP Net Income Adjusted for Diluted Calculation	$9,095	$9,262	$35,558	$34,836
Basic Weighted Average Shares	34,525	35,474	35,434	35,497
Adjustment to reflect share-based awards	787	740	868	876
Diluted Weighted Average Shares	35,312	36,214	36,302	36,373
Net Income Per Share – Diluted	$0.00	$0.11	$0.30	$0.61
Non-GAAP Net Income Per Share – Diluted	$0.26	$0.26	$0.98	$0.96

Lew Schroeber
Investor Relations
(913) 621-9500
IR@epiqsystems.com

NASDAQ: EPIQ
www.epiqsystems.com